COMPANY: SECURITY CAPITAL GROUP INCORPORATED
TICKER: "SCZ"
EXCHANGE:  NYSE

FORM-TYPE:  PROSP

DOCUMENT-DATE: November 23, 1998
FILING DATE: November 24, 1998

Pricing Supplement No. 1 Dated November 23, 1998
(To Prospectus Supplement dated November 18, 1998
and Prospectus dated October 13, 1998)

Rule 424(b)(2)
Registration Statement No. 333-64979

Security Capital Group Incorporated
MEDIUM TERM NOTES, SERIES A
(Fixed Rate Notes)

Principal Amount:                                    $100,000,000

CUSIP:                                               81413TAA5

Trade Date:                                          November 20, 1998

Settlement Date (Original Issue Date):               November 25, 1998

Maturity Date:                                       November 15, 2003

If principal amount is other than
U.S. dollars, equivalent in U.S. dollars:            N/A

Exchange Agent:                                      N/A

Price to Public (Issue Price):                       99.906%

Net Proceeds to Issuer (Excluding
estimated cost to Security Capital Group
Incorporated in conjunction with the
offering):                                           $99,306,000

Agents' Discount or Commission:                      60 bps

(Fixed Rate)
Page 2
Pricing Supplement No. 1
Dated November 23, 1998
Rule 424(b)(2)
Registration Statement No. 333-64979


Interest Rate Per Annum:                             7.75%

Interest Payment Date(s):

      X    May 15 and November 15 of each year and on the Maturity Date.

     ___   Other:

      X    DTC registered                       ___   non-DTC Registered


CAPITALIZED TERMS USED IN THIS PRICING SUPPLEMENT WHICH ARE DEFINED IN THE PROSPECTUS SUPPLEMENT SHALL HAVE THE MEANINGS ASSIGNED TO THEM IN THE PROSPECTUS SUPPLEMENT.

Original Issue Discount:

         Amount of OID:                              $94,000
         Yield to Maturity:                          7.774%

Plan of Distribution:

J.P. Morgan & Co., Chase Securities Inc., Goldman, Sachs & Co. and Merrill Lynch, Pierce, Fenner & Smith Incorporated are acting as Agents in connection with the distribution of the Notes. The Agents will receive a selling commission equal to 0.60% of the principal amount of the Notes.


DCN:

LANGUAGE:    ENGLISH

LOAD DATE:   November 24, 1998